Exhibit 10.8

THIS INSTRUMENT WAS PREPARED BY,
AND WHEN RECORDED SHOULD BE
RETURNED TO:
Dorsey & Whitney LLP (CHMH)
Suite 1500
50 South Sixth Street
Minneapolis, Minnesota 55402-1498

MORTGAGE, SECURITY AGREEMENT,
ASSIGNMENT OF LEASES AND RENTS
AND FIXTURE FINANCING STATEMENT

NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, ENFORCEMENT OF THIS MORTGAGE IS LIMITED TO A DEBT AMOUNT OF $1,520,000 UNDER CHAPTER 287 OF MINNESOTA STATUTES.

          This MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF LEASES AND RENTS AND FIXTURE FINANCING STATEMENT (this “Mortgage,” which term shall include any amendment, modification, supplement, extension, renewal, replacement, or restatement hereof) is made as of December 9, 2009, by Electromed, Inc., a Minnesota corporation (“Mortgagor”), having its principal offices at 500 6th Avenue NW, New Prague, Minnesota 56071, in favor of U.S. Bank National Association, a national banking association (“Lender”), having its principal offices at Minneapolis, Minnesota.

RECITALS

          A.    Lender has made loans, or agreed to make loans, to Mortgagor in the aggregate maximum principal amount of Six Million Twenty Thousand and No/100 Dollars ($6,020,000.00) and made and other credit extensions to Mortgagor (collectively, the “Loan”), to be repaid with interest thereon, pursuant to that certain Credit Agreement of even date herewith (the “Credit Agreement,” which term shall include any amendment, modification, supplement, extension, renewal, replacement, or restatement thereof), and certain notes described therein (collectively, the “Notes,” which term shall include any amendment, modification, supplement, extension, renewal, replacement, or restatement thereof). The Notes, the Credit Agreement and any other Loan Document (as defined in the Credit Agreement) are each dated the same date as this Mortgage, are hereby incorporated by reference, and, together with this Mortgage, as any of the same may be amended, modified, supplemented, extended, renewed, replaced or restated, are sometimes collectively referred to as the “Loan Documents.” Capitalized terms used in this Mortgage have the meanings set forth herein; capitalized terms used in this Mortgage but not defined herein have the meanings assigned to such terms in the Credit Agreement.

          B.          This Mortgage secures the following (collectively, as used herein, the “Obligations”): (i) the Obligations, as defined in the Credit Agreement, which include, without limitation, the principal amount of $6,020,000.00 or so much thereof as may be advanced by Lender pursuant to the Notes or the Credit Agreement; plus interest on the amount advanced and unrepaid, at the interest rate or rates provided in the Notes or the Credit Agreement; and (ii) all other amounts payable by Mortgagor and all other agreements of Mortgagor under this Mortgage and the other the Loan Documents as the same now exist or may hereafter be amended.

          C.          The Obligations shall mature on or before December 9, 2014 (the “Maturity Date”).

          D.          Notwithstanding any provision herein to the contrary, the maximum principal indebtedness secured hereby is $1,520,000.00 plus amounts which may be advanced by Lender in protection of the Mortgaged Property or this Mortgage. This Mortgage secures only a portion of the Obligations owing or which may become owing by Mortgagor to Lender. In the event that the amount secured by this Mortgage is less than the Obligations, then all amounts paid upon the Obligations shall be first applied to the Obligations not secured hereby, and the amount secured hereby shall be reduced only by the last and final sums that Mortgagor repays with respect to the Obligations after the amount of the Obligations is reduced to an amount equal to or less than the amount secured hereby, and shall not be reduced by any intervening repayments of the Obligations unless arising from the Mortgaged Property, it being the parties’ intent that the portion of the Obligations last remaining unpaid shall be secured hereby. So long as the balance of the Obligations exceeds the amount secured hereby, any payments of the Obligations shall not be deemed to be applied against, or to reduce, the portion of the Obligations secured by this Mortgage unless owing from the Mortgaged Property. Such payments shall instead be deemed to reduce only such portions of the Obligations as are secured by other non-real estate collateral or by real estate collateral located outside the State of Minnesota or as are unsecured.

          NOW, THEREFORE, Mortgagor, in consideration of Lender making the Loan, and to secure the Loan and payment and performance of the Obligations, hereby grants, bargains, sells, conveys and mortgages to Lender, its successors and assigns, forever, with power of sale, and grants to Lender, its successors and assigns, a security interest in, the following, all of which is called the “Mortgaged Property”:

A. LAND AND IMPROVEMENTS

          The land described in Exhibit A attached hereto and all mineral rights, hereditaments, easements and appurtenances thereto (collectively the “Land”), and all improvements and structures thereon (the “Improvements”); and

B. FIXTURES AND PERSONAL PROPERTY

          All fixtures (the “Fixtures”), and all machinery, equipment and personal property (collectively the “Personal Property”) now or hereafter located on, in or under the Land and the Improvements, or usable in connection with the Land or the Improvements, and which are owned by Mortgagor or in which Mortgagor has an interest, including any construction and building materials stored on and to be included in the Improvements, plus any repairs, replacements and betterments to any of the foregoing and the proceeds and products thereof; and

C. LEASES AND RENTS

          All rights of Mortgagor with respect to tenants or occupants now or hereafter occupying any part of the Land or the Improvements, if any, including all leases and licenses and rights in connection therewith, whether oral or written (collectively the “Leases”), and all rents, income, both from services and occupation, royalties, revenues and payments, including prepayments and security deposits (collectively the “Rents”), which are now or hereafter due or to be paid in connection with the Land, the Improvements, the Fixtures or the Personal Property; and

D. GENERAL INTANGIBLES

          All general intangibles of Mortgagor which relate to any of the Land, the Improvements, the Fixtures, the Personal Property, the Leases or the Rents, including proceeds of insurance and condemnation or conveyance of the Land and the Improvements, accounts, trade names, contract rights, accounts receivable and bank accounts; and

E. AFTER ACQUIRED PROPERTY AND PROCEEDS

          All after acquired property similar to the property herein described and conveyed which may be subsequently acquired by Mortgagor and used in connection with the Land, the Improvements, the Fixtures, the Personal Property and other property; and all cash and non-cash proceeds and products of all of the foregoing property.

          TO HAVE AND TO HOLD the same, and all estate therein, together with all the rights, privileges and appurtenances thereunto belonging, to the use and benefit of Lender, its successors and assigns, forever.

          PROVIDED NEVERTHELESS, should Mortgagor pay and perform all the Obligations, then these presents will be of no further force and effect, and this Mortgage shall be satisfied by Lender, at the expense of Mortgagor.

          This Mortgage constitutes an assignment of rents and profits within the meaning of Minnesota Statutes, Sections 559.17 and 576.01, and is intended to comply fully with the provisions thereof, and to afford Lender, to the fullest extent allowed by law, the rights and remedies of a mortgage lender or secured lender pursuant thereto.

          This Mortgage also constitutes a security agreement within the meaning of the Uniform Commercial Code as in effect in the State of Minnesota (the “UCC”), with respect to all property described herein as to which a security interest may be granted and/or perfected pursuant to the

UCC, and is intended to afford Lender, to the fullest extent allowed by law, the rights and remedies of a secured party under the UCC.

          MORTGAGOR FURTHER agrees as follows:

ARTICLE I
AGREEMENTS

          Section 1.1     Performance of Obligations; Incorporation by Reference. Mortgagor shall pay and perform the Obligations owing by it or him. Time is of the essence hereof. All of the covenants, obligations, agreements, warranties and representations of Mortgagor contained in the Credit Agreement and the other Loan Documents and all of the terms and provisions thereof, are hereby incorporated herein and made a part hereof by reference as if fully set forth herein.

          Section 1.2     Further Assurances. If Lender requests, Mortgagor shall sign and deliver and cause to be recorded as Lender shall direct any further mortgages, instruments of further assurance, certificates and other documents as Lender reasonably may consider necessary or desirable in order to perfect, continue and preserve the Obligations and Lender’s rights, title, estate, liens and interests under the Loan Documents. Further, the Mortgagor shall pay all reasonable out-of-pocket expenses incurred by the Lender, including title insurance costs and the reasonable fees, charges and disbursements of outside counsel for the Lender (determined on the basis of such counsel’s generally applicable rates, which may be higher than the rates such counsel charges the Lender in certain matters) and/or the allocated costs of in-house counsel incurred from time to time, in connection with the preparation, execution, recording, filing and refiling of any such documents.

          Section 1.3     Sale, Transfer, Encumbrance. An immediate default and Event of Default shall occur hereunder if Mortgagor sells, conveys, transfers or otherwise disposes of, or encumbers, any part of its interest in the Mortgaged Property, whether voluntarily, involuntarily or by operation of law, without the prior written consent of Lender, and Lender shall have the option to declare the Obligations immediately due and payable without notice. Included within the foregoing actions requiring prior written consent of Lender are: (a) sale by deed or contract for deed; (b) mortgaging or granting a lien on the Mortgaged Property; and (c) a Change of Control Occurs. Mortgagor shall give notice of any proposed action to Lender at least thirty (30) days prior to taking such action. Mortgagor shall pay all costs and expenses incurred by Lender in evaluating any such action. Lender may condition such consent upon modification of the Loan Documents or payment of fees. No such action shall relieve Mortgagor from liability for the Obligations. The consent by Lender to any action shall not constitute a waiver of the necessity of such consent to any subsequent action.

          Section 1.4     Insurance. Mortgagor shall obtain, maintain and keep in full force and effect (and upon request of Lender shall furnish to Lender copies of) policies of insurance as described in, and meeting the requirements set forth in the Credit Agreement.

          Section 1.5     Taxes, Liens and Claims, Utilities. Mortgagor, at least five (5) days before any penalty attaches thereto, shall pay and discharge, or cause to be paid and discharged, all taxes, assessments and governmental charges and levies (collectively “Impositions”) imposed upon or against the Mortgaged Property or the Rents, or upon or against the Obligations, or upon or against the interest of Lender in the Mortgaged Property or the Obligations, except Impositions measured by the income of Lender. Mortgagor shall provide evidence of such payment at Lender’s request. Mortgagor shall keep the Mortgaged Property free and clear of all liens, encumbrances, easements, covenants, conditions, restrictions and reservations (collectively “Liens”) except those listed on Exhibit A attached hereto (the “Permitted Encumbrances”). Mortgagor shall pay or cause to be paid when due all charges or fees for utilities and services supplied to the Mortgaged Property. Notwithstanding anything to the contrary contained in this Section, Mortgagor shall not be required to pay or discharge any Imposition or Lien so long as Mortgagor shall in good faith, and after giving notice to Lender, contest the same by appropriate legal proceedings. If Mortgagor contests any Imposition or Lien against the Mortgaged Property, Mortgagor shall provide such security to Lender as Lender shall reasonably require against loss or impairment of Mortgagor’s ownership of or Lender’s lien on the Mortgaged Property and shall in any event pay such Imposition or Lien before loss or impairment occurs.

          Section 1.6     Escrow Payments. If requested by Lender, Mortgagor shall deposit with Lender monthly on the same date as payments are due under the Notes and the Credit Agreement the amount reasonably estimated by Lender to be necessary to enable Lender to pay, at least five (5) days before they become due, all Impositions against the Mortgaged Property and the premiums upon all insurance required hereby to be maintained with respect to the Mortgaged Property. All funds so deposited shall secure the Obligations. Such deposits shall be held by Lender, or its nominee, in a non-interest bearing account and may be commingled with other funds. Such deposits shall be used to pay such Impositions and insurance premiums when due. Any excess sums so deposited shall be retained by Lender and shall be applied to pay said items in the future, unless the Obligations have been paid and performed in full, in which case all excess sums so paid shall be refunded to Mortgagor. Upon the occurrence of an Event of Default, Lender may apply any funds in said account against the Obligations in such order as Lender may determine.

          Section 1.7     Maintenance and Repair; Compliance with Laws. Mortgagor shall cause the Mortgaged Property to be operated, maintained and repaired in safe and good repair, working order and condition, reasonable wear and tear excepted; shall not commit or permit waste thereof; except as provided in any Loan Document, shall not remove, demolish or substantially alter the design or structural character of any Improvements without the prior written consent of Lender; shall complete or cause to be completed forthwith any Improvements which are now or may hereafter be under construction upon the Land; shall comply or cause compliance with all laws, statutes, ordinances and codes, and governmental rules, regulations and requirements, applicable to the Mortgaged Property or the manner of using or operating the same, and with any covenants, conditions, restrictions and reservations affecting the title to the Mortgaged Property, and with the terms of all insurance policies relating to the Mortgaged Property; and shall obtain and maintain in full force and effect all consents, permits and licenses necessary for the use and operation of the Mortgaged Property.

          Section 1.8     Leases.

          (a)          Mortgagor shall not enter into or amend any Lease without Lender’s prior written consent, and shall furnish to Lender, upon execution, a complete and fully executed copy of each

Lease. Mortgagor shall provide Lender with a copy of each proposed Lease requiring the consent of Lender and with any information requested by Lender regarding the proposed Tenant thereunder. Lender may declare each Lease to be prior or subordinate to this Mortgage, at Lender’s option.

          (b)          Mortgagor shall, at its cost and expense, perform each obligation to be performed by it under each Lease; not borrow against, pledge or further assign any rents or other payments due thereunder; not permit the prepayment of any rents or other payments due for more than thirty (30) days in advance; and not permit any Tenant to assign its Lease or sublet the premises covered by its Lease.

          (c)          If any Tenant shall default under its Lease, Mortgagor shall, in the ordinary course of business, exercise sound business judgment with respect to such default, but Mortgagor may not discount, compromise, forgive or waive claims or discharge the Tenant from its obligations under the Lease or terminate or accept a surrender of the Lease without Lender’s written consent.

          (d)          If Mortgagor fails to perform any obligations of Mortgagor under any Lease or if Lender becomes aware of or is notified by any Tenant of a failure on the part of Mortgagor to so perform, Lender may, but shall not be obligated to, without waiving or releasing Mortgagor from any obligation in this Mortgage or any of the other Loan Documents, remedy such failure, and Mortgagor agrees to repay upon demand all sums incurred by Lender in remedying any such failure, together with interest thereon from the date incurred at the default rate specified in the Credit Agreement.

          (e)          For purposes of this Mortgage, the following terms shall have the following meanings:

(i)	“Lease”: Any lease or other document or agreement, written or oral, permitting any Person to use or occupy any part of the Mortgaged Property.

(ii)

“Person”: Any natural person, corporation, partnership, limited partnership, joint venture, firm, association, trust, unincorporated organization, government or governmental agency or political subdivision or any other entity, whether acting in an individual, fiduciary or other capacity.

(iii)	“Tenant”: Any person or party using or occupying any part of the Mortgaged Property pursuant to a Lease.

          Section 1.9     Indemnity. Mortgagor shall indemnify Lender and its directors, officers, agents and employees (collectively the “Indemnified Parties”) against, and hold the Indemnified Parties harmless from, all losses, damages, suits, claims, judgments, penalties, fines, liabilities, costs and expenses by reason of, or on account of, or in connection with the construction, reconstruction or alteration of the Mortgaged Property, or any accident, injury, death or damage to any person or property occurring in, on or about the Mortgaged Property or any street, drive, sidewalk, curb or passageway adjacent thereto. The indemnity contained in this Section shall include costs of defense of any such claim asserted against an Indemnified Party, including attorneys’ fees. The indemnity contained in this Section shall survive payment and performance of the Obligations and satisfaction and release of this Mortgage and any foreclosure thereof or acquisition of title by deed in lieu of foreclosure.

          Section 1.10     Appraisals. Lender shall have the right from time to time, but not more often than once during any twelve (12)-month period, to obtain an appraisal of the Mortgaged Property in form and substance satisfactory to Lender and prepared by an independent MAI appraiser selected by Lender. Mortgagor shall reimburse Lender for the cost incurred for any such appraisal within ten (10) days following demand therefor by Lender.

ARTICLE II
REPRESENTATIONS AND WARRANTIES

          Mortgagor makes the following representations and warranties:

          Section 2.1     Ownership, Liens, Compliance with Laws. Mortgagor owns the Mortgaged Property in fee, free from all Liens, except the Permitted Encumbrances. All applicable zoning, environmental, land use, subdivision, building, fire, safety and health laws, statutes, ordinances, codes, rules, regulations and requirements affecting the Mortgaged Property permit the current use and occupancy thereof, and Mortgagor has obtained all consents, permits and licenses required for such use. Mortgagor has examined and is familiar with all applicable covenants, conditions, restrictions and reservations, and with all applicable laws, statutes, ordinances, codes and governmental rules, regulations and requirements affecting the Mortgaged Property, and the Mortgaged Property complies with all of the foregoing.

          Section 2.2     Use. The Mortgaged Property is not homestead property nor is it agricultural property or in agricultural use.

          Section 2.3     Utilities; Services. The Mortgaged Property is serviced by all necessary public utilities, and all such utilities are operational and have sufficient capacity. There is no contract or agreement providing for services to or maintenance of the Mortgaged Property which cannot be canceled upon 30 days’ or less notice.

ARTICLE III
CASUALTY; CONDEMNATION

          Section 3.1     Casualty, Repair, Proof of Loss. If any portion of the Mortgaged Property shall be damaged or destroyed by any cause (a “Casualty”), Mortgagor shall:

          (a)          give immediate notice to the Lender; and

          (b)          promptly commence and diligently pursue to completion (in accordance with plans and specifications approved by Lender) the restoration, repair and rebuilding of the Mortgaged Property as nearly as possible to its value, condition and character immediately prior to the Casualty; and

          (c)          if the Casualty is covered by insurance, immediately make proof of loss and collect all insurance proceeds, all such proceeds to be payable to Lender or as Lender shall direct. If an Event of Default shall be in existence, or if Mortgagor shall fail to provide notice to

Lender of filing proof of loss, or if Mortgagor shall not be diligently proceeding, in Lender’s reasonable opinion, to collect such insurance proceeds, then Lender may, but is not obligated to, make proof of loss, and is authorized, but is not obligated, to settle any claim with respect thereto, and to collect the proceeds thereof. Mortgagor shall not accept any settlement of an insurance claim, the result of which shall be a payment which is $10,000 or more less than the full amount of the claim, without the prior written consent of Lender.

          Section 3.2     Use of Insurance Proceeds. Lender shall make the net insurance proceeds received by it (after reimbursement of Lender’s out-of pocket costs of collecting and disbursing the same) available to Mortgagor to pay the cost of restoration, repair and rebuilding of the Mortgaged Property, subject to the following conditions:

          (a)     There shall be no Event of Default in existence at the time of any disbursement of the insurance proceeds.

          (b)     Lender shall have determined, in its reasonable discretion, that the cost of restoration, repair and rebuilding is and will be equal to or less than the amount of insurance proceeds and other funds deposited by Mortgagor with Lender.

          (c)     Lender shall have determined, in its reasonable discretion, that the restoration, repair and rebuilding can be completed in accordance with plans and specifications approved by Lender (such approval not to be unreasonably withheld), in accordance with codes and ordinances, and in accordance with the terms, and within the time requirements in order to prevent termination, of any Lease, and in any event not less than six (6) months prior to the Maturity Date.

          (d)     All funds shall be disbursed, at Lender’s option, in accordance with Lender’s customary disbursement procedures for construction loans.

          (e)     The Casualty shall have occurred more than twelve (12) months prior to the Maturity Date.

          (f)     No Tenant shall have the right to terminate its Lease or their Leases as a result of the Casualty.

If any of these conditions shall not be satisfied, then Lender shall have the right to use the insurance proceeds to prepay the Loan in accordance with the Credit Agreement. If any insurance proceeds shall remain after completion of the restoration, repair and rebuilding of the Mortgaged Property, they shall be disbursed to Mortgagor, or at the Lender’s discretion, used to prepay the Loan in accordance with the Credit Agreement.

          Section 3.3     Condemnation. If any portion of the Mortgaged Property shall be taken, condemned or acquired pursuant to exercise of the power of eminent domain or threat thereof (a “Condemnation”), Mortgagor shall:

          (a)     give immediate notice thereof to Lender, and send a copy of each document received by Mortgagor in connection with the Condemnation to Lender promptly after receipt; and

          (b)     diligently pursue any negotiation and prosecute any proceeding in connection with the Condemnation at Mortgagor’s expense. If an Event of Default shall be in existence, or if Mortgagor, in Lender’s reasonable opinion, shall not be diligently negotiating or prosecuting the claim, Lender is authorized, but not required, to negotiate and prosecute the claim and appear at any hearing for itself and on behalf of Mortgagor and to compromise or settle all compensation for the Condemnation. Lender shall not be liable to Mortgagor for any failure by Lender to collect or to exercise diligence in collecting any such compensation. Mortgagor shall not compromise or settle any claim resulting from the Condemnation if such settlement shall result in payment of $10,000 or more less than Lender’s reasonable estimate of the damages therefrom. All awards shall be paid to Lender.

          Section 3.4     Use of Condemnation Proceeds. Lender shall make the net proceeds of any Condemnation received by it (after reimbursement of Lender’s out-of-pocket costs of collecting and disbursing the same) available to Mortgagor for restoration, repair and rebuilding of the Mortgaged Property, subject to the following conditions:

          (a)     There shall be no Event of Default in existence at the time of any disbursement of the condemnation proceeds.

          (b)     Lender shall have determined, in its reasonable discretion, that the cost of restoration, repair and rebuilding is and will be equal to or less than the amount of condemnation proceeds and other funds deposited by Mortgagor with Lender.

          (c)     Lender shall have determined, in its reasonable discretion, that the restoration, repair and rebuilding can be completed in accordance with plans and specifications approved by Lender (such approval not to be unreasonably withheld), in accordance with codes and ordinances, and in accordance with the terms, and within the time requirements in order to prevent termination, of any Lease, and in any event not less than six (6) months prior to the Maturity Date.

          (d)     All funds shall be disbursed, at Lender’s option, in accordance with Lender’s customary disbursement procedures for construction loans.

          (e)     The Condemnation shall have occurred more than twelve (12) months prior to the Maturity Date.

          (f)     No Tenant shall have the right to terminate its Lease or their Leases as a result of the Condemnation.

If any of these conditions shall not be satisfied, then Lender shall have the right to use the condemnation proceeds to prepay the Loan in accordance with the Credit Agreement. If any condemnation proceeds shall remain after completion of the restoration, repair and rebuilding of the Mortgaged Property, they shall be disbursed to Mortgagor, or at Lender’s discretion, used to prepay the Loan in accordance with the Credit Agreement.

ARTICLE IV
DEFAULTS AND REMEDIES

          Section 4.1     Events of Default. The occurrence of any one or more of the following events shall constitute an Event of Default hereunder:

          (a)     An Event of Default, as defined in the Credit Agreement; or

          (b)     Mortgagor fails to comply with any agreement, covenant, condition, provision or term contained in this Mortgage.

          Section 4.2     (b)     Remedies. Upon the occurrence of certain Event of Default, as described more fully in the Credit Agreement, all of the Obligations shall be accelerated and become immediately due and payable without notice or declaration to Mortgagor. Upon the occurrence of one or more other Events of Default, as described more fully in the Credit Agreement, all of the Obligations, at the option of Lender, shall be accelerated and become immediately due and payable upon notice to Mortgagor. In either event, the Obligations shall be due and payable without presentment, demand or further notice of any kind. Lender shall have the right to proceed to protect and enforce its rights by one or more of the following remedies:

          (a)     LENDER SHALL HAVE THE RIGHT TO BRING SUIT either for damages, for specific performance of any agreement contained in any Loan Document, for the foreclosure of this Mortgage, or for the enforcement of any other appropriate legal or equitable remedy.

          (b)     LENDER SHALL HAVE THE RIGHT TO SELL THE MORTGAGED PROPERTY AT PUBLIC AUCTION AND CONVEY THE SAME TO THE PURCHASER IN FEE SIMPLE, as provided by law, Mortgagor to remain liable for any deficiency. Said sale may be as one tract or otherwise, at the sole option of Lender. In the event of any sale of the Mortgaged Property pursuant to any judgment or decree of any court or at public auction or otherwise in connection with the enforcement of any of the terms of this Mortgage, Lender, its successors or assigns, may become the purchaser, and for the purpose of making settlement for or payment of the purchase price, shall be entitled to deliver over and use the Credit Agreement or Notes and any claims for interest accrued and unpaid thereon, together with all other sums, with interest, advanced or secured hereby and unpaid hereunder, in order that there may be credited as paid on the purchase price the total amount of the Obligations then due, including principal and interest on the Loan and all other sums, with interest, advanced or secured hereby and unpaid hereunder or under any of the other Loan Documents.

          (c)     LENDER SHALL HAVE THE RIGHT TO OBTAIN THE APPOINTMENT OF A RECEIVER at any time after the occurrence of an Event of Default. Lender may apply for the appointment of a receiver to the district court for the county where the Mortgaged Property or any part thereof is located, by an action separate from any foreclosure of this Mortgage pursuant to Minnesota Statutes Chapter 580 or pursuant to Minnesota Statutes Chapter 581, or as a part of the foreclosure action under said Chapter 581 (it being agreed that the existence of a foreclosure pursuant to said Chapter 580 or a foreclosure action pursuant to said Chapter 581 is not a prerequisite to any action for a receiver hereunder). Lender shall be entitled to the appointment of a receiver without regard to waste, adequacy of the security or solvency of Mortgagor. The receiver, who shall be an experienced property manager, shall collect (until the Obligations are fully paid and satisfied and, in the case of a foreclosure sale, during the entire redemption period) the Rents, and shall manage the Mortgaged Property, execute Leases within or beyond the period of the receivership if approved by the court and apply all rents, profits and other income collected by him in the following order:

(i)	to the payment of all reasonable fees of the receiver, if any, approved by the court;

(ii)	to the repayment of tenant security deposits, with interest thereon, as required by Minnesota Statutes, Section 504B.178;

(iii)	to the payment when due of delinquent or current real estate taxes or special assessments with respect to the Mortgaged Property, or the periodic escrow for the payment of the same;

(iv)	to the payment when due of premiums for insurance of the type required by this Mortgage, or the periodic escrow for the payment of the same;

(v)	to the payment for the keeping of the covenants required of a lessor or licensor pursuant to Minnesota Statutes, Section 504B.161, subdivision 1;

(vi)	to the payment of all expenses for normal maintenance of the Mortgaged Property; and

(vii)

the balance to Lender (a) if received prior to the commencement of a foreclosure, to be applied to the Obligations, in such order as Lender may elect and (b) if received after the commencement of a foreclosure, to be applied to the amount required to be paid to effect a reinstatement prior to foreclosure sale, or, after a foreclosure sale to any deficiency and thereafter to the amount required to be paid to effect a redemption, all pursuant to Minnesota Statutes, Sections 580.30, 580.23 and 581.10, with any excess to be paid to Mortgagor. Provided, that if this Mortgage is not reinstated nor the Mortgaged Property redeemed as provided by said Sections 580.30, 580.23 or 581.10, the entire amount paid to Lender pursuant hereto shall be the property of Lender together with all or any part of the Mortgaged Property acquired through foreclosure.

          Lender shall have the right, at any time and without limitation, as provided in Minnesota Statutes, Section 582.03, to advance money to the receiver to pay any part or all of the items which the receiver should otherwise pay if cash were available from the Mortgaged Property and sums so advanced, with interest at the default rate specified in the Credit Agreement, shall be secured hereby, or if advanced during the period of redemption shall be part of the sum required to be paid to redeem from the sale.

          (d)     LENDER SHALL HAVE THE RIGHT TO COLLECT THE RENTS from the Mortgaged Property and apply the same in the manner hereinbefore provided with respect to a receiver. For that purpose, Lender may enter and take possession of the Mortgaged Property and manage and operate the same and take any action which, in Lender’s judgment, is necessary or proper to collect the Rents and to conserve the value of the Mortgaged Property. Lender may also take possession of, and for these purposes use, any and all of the Personal Property. The expense (including any receiver’s fees, attorneys’ fees, costs and agent’s compensation) incurred pursuant to the powers herein contained shall be secured by this Mortgage. Lender shall not be liable to account to Mortgagor for any action taken pursuant hereto other than to account for any Rents actually received by Lender. Enforcement hereof shall not cause Lender to be deemed a mortgagee in possession unless Lender elects in writing to be a mortgagee in possession.

          (e)     LENDER SHALL HAVE THE RIGHT TO ENTER AND TAKE POSSESSION of the Mortgaged Property and manage and operate the same in conformity with all applicable laws and take any action which, in Lender’s judgment, is necessary or proper to conserve the value of the Mortgaged Property.

          (f)     LENDER SHALL HAVE ALL OF THE RIGHTS AND REMEDIES PROVIDED IN THE UNIFORM COMMERCIAL CODE including the right to proceed under the Uniform Commercial Code provisions governing default as to any Personal Property separately from the real estate included within the Mortgaged Property, or to proceed as to all of the Mortgaged Property in accordance with its rights and remedies in respect of said real estate. If Lender should elect to proceed separately as to such Personal Property, Mortgagor agrees to make such Personal Property available to Lender at a place or places acceptable to Lender, and if any notification of intended disposition of any of such Personal Property is required by law, such notification shall be deemed reasonably and properly given if given at least ten (10) days before such disposition in the manner hereinafter provided.

          (g)     LENDER SHALL HAVE THE RIGHT TO FILE PROOF OF CLAIM and other documents as may be necessary or advisable in order to have its claims allowed in any receivership, insolvency, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceedings affecting Mortgagor, its creditors or its property, for the entire amount due and payable by Mortgagor in respect of the Obligations at the date of the institution of such proceedings, and for any additional amounts which may become due and payable by Mortgagor after such date.

Each remedy herein specifically given shall be in addition to every other right now or hereafter given or existing at law or in equity, and each and every right may be exercised from time to time and as often and in such order as may be deemed expedient by Lender and the exercise or the beginning of the exercise of one right shall not be deemed a waiver of the right to exercise at the same time or thereafter any other right. Lender shall have all rights and remedies available under the law in effect now and/or at the time such rights and remedies are sought to be enforced, whether or not they are available under the law in effect on the date hereof.

          Section 4.3     Expenses of Exercising Rights Powers and Remedies. The reasonable expenses (including any receiver’s fees, attorneys’ fees, appraisers’ fees, environmental engineers’ and/or consultants’ fees, costs incurred for documentary and expert evidence, stenographers’ charges, publication costs, costs (which may be estimated as to items to be expended after entry of the decree of foreclosure) of procuring all abstracts of title, continuations of abstracts of title, title searches and examinations, title insurance policies and commitments and extensions therefor, UCC and chattel lien searches, and similar data and assurances with respect to title as Lender may deem reasonably necessary either to prosecute any foreclosure action or to evidence to bidders at any sale which may be had pursuant to any foreclosure decree the true condition of the title to or the value of the Mortgaged Property, and agent’s compensation) incurred by Lender after the occurrence of any Event of Default and/or in pursuing the rights, powers and remedies contained in this Mortgage shall be immediately due and payable by Mortgagor, with interest thereon from the date incurred at the default rate specified in the Credit Agreement, and shall be added to the indebtedness secured by this Mortgage.

          Section 4.4     Restoration of Position. In case Lender shall have proceeded to enforce any right under this Mortgage by foreclosure, sale, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely, then, and in every such case, Mortgagor and Lender shall be restored to their former positions and rights hereunder with respect to the Mortgaged Property subject to the lien hereof.

          Section 4.5     Marshalling. Mortgagor, for itself and on behalf of all Persons which may claim under Mortgagor, hereby waives all requirements of law relating to the marshalling of assets, if any, which would be applicable in connection with the enforcement by Lender of its remedies for an Event of Default hereunder, absent this waiver. Lender shall not be required to sell or realize upon any portion of the Mortgaged Property before selling or realizing upon any other portion thereof.

          Section 4.6     Waivers. No waiver of any provision hereof shall be implied from the conduct of the parties. Any such waiver must be in writing and must be signed by the party against which such waiver is sought to be enforced. The waiver or release of any breach of the provisions set forth herein to be kept and performed shall not be a waiver or release of any preceding or subsequent breach of the same or any other provision. No receipt of partial payment after acceleration of any of the Obligations shall waive the acceleration. No payment by Mortgagor or receipt by Lender of a lesser amount than the full amount secured hereby shall be deemed to be other than on account of the sums due and payable hereunder, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction, and Lender may accept any check or payment without prejudice to Lender’s right to recover the balance of such sums or to pursue any other remedy provided in this Mortgage. The consent by Lender to any matter or event requiring such consent shall not constitute a waiver of the necessity for such consent to any subsequent matter or event.

          Section 4.7     Lender’s Right to Cure Defaults. If Mortgagor shall fail to comply with any of the terms of the Loan Documents with respect to the procuring of insurance, the payment of taxes, assessments and other charges, the keeping of the Mortgaged Property in repair, or any other term contained herein or in any of the other Loan Documents, Lender may make advances to perform the same without releasing Mortgagor from any of the Obligations. Mortgagor agrees to repay upon demand all sums so advanced and all sums expended by Lender in connection with such performance, including without limitation attorneys’ fees, with interest at the default rate specified in the Credit Agreement from the dates such advances are made, and all sums so advanced and/or expenses incurred, with interest, shall be secured hereby, but no such advance and/or incurring of expense by Lender, shall be deemed to relieve Mortgagor from any default hereunder or under any of the other Loan Documents, or to release Mortgagor from any of the Obligations.

          Section 4.8     Suits and Proceedings. Lender shall have the power and authority, upon prior notice to Mortgagor, to institute and maintain any suits and proceedings as Lender may deem advisable to (i) prevent any impairment of the Mortgaged Property by any act which may be unlawful or by any violation of this Mortgage, (ii) preserve or protect its interest in the Mortgaged Property, or (iii) restrain the enforcement of or compliance with any legislation or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid, if, in the sole opinion of Lender, the enforcement of or compliance with such enactment, rule or order might impair the security hereunder or be prejudicial to Lender’s interest.

ARTICLE V
MISCELLANEOUS

          Section 5.1     Binding Effect; Survival; Number; Gender. This Mortgage shall be binding on and inure to the benefit of the parties hereto, and their respective heirs, legal representatives, successors and assigns. All agreements, representations and warranties contained herein or otherwise heretofore made by Mortgagor to Lender shall survive the execution, delivery and foreclosure hereof. The singular of all terms used herein shall include the plural, the plural shall include the singular, and the use of any gender herein shall include all other genders, where the context so requires or permits.

          Section 5.2     Severability. The unenforceability or invalidity of any provision of this Mortgage as to any person or circumstance shall not render that provision unenforceable or invalid as to any other person or circumstance.

          Section 5.3     Notices. Except when telephonic notice is expressly authorized by this Mortgage, any notice or other communication to any party in connection with this Mortgage shall be in writing and shall be sent by manual delivery, facsimile transmission, overnight courier or United States mail (postage prepaid) addressed to such party at the address specified below, or at such other address as such party shall have specified to the other party hereto in writing. All periods of notice shall be measured from the date of delivery thereof if manually delivered, from the date of sending thereof if sent by facsimile transmission, from the first Banking Day after the date of sending if sent by overnight courier, or from four days after the date of mailing if mailed. Notices shall be given to or made upon the respective parties hereto at their respective addresses set forth below:

If to Mortgagor:	Electromed, Inc.
500 6th Avenue NW
New Prague, MN 56071
Attn: Robert D. Hansen
Telecopy No. 952-758-1941

If to Lender:	U.S. Bank National Association
800 Second Avenue South
Minneapolis, MN 55402
BC-MN-H03W
Attention: Daniel Miller
Telecopy No. 612-303-2252

Either party may change its address for notices by a notice given not less than five (5) Banking days prior to the effective date of the change.

          Section 5.4     Governing Law and Construction. THE VALIDITY, CONSTRUCTION AND ENFORCEABILITY OF THIS MORTGAGE SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF MINNESOTA, WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THEREOF, BUT GIVING EFFECT TO FEDERAL LAWS OF THE UNITED STATES APPLICABLE TO NATIONAL BANKS. Whenever possible, each provision of this Mortgage and the other Loan Documents and any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto shall be interpreted in such manner as to be effective and valid under such applicable law, but, if any provision of this Mortgage, the other Loan Documents or any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto shall be held to be prohibited or invalid under such applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Mortgage, the other Loan Documents or any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto.

          Section 5.5     Consent to Jurisdiction. AT THE OPTION OF LENDER, THIS MORTGAGE MAY BE ENFORCED IN ANY FEDERAL COURT OR MINNESOTA STATE COURT SITTING IN HENNEPIN COUNTY; AND MORTGAGOR CONSENTS TO THE JURISDICTION AND VENUE OF ANY SUCH COURT AND WAIVES ANY ARGUMENT THAT VENUE IN SUCH FORUMS IS NOT CONVENIENT. IN THE EVENT MORTGAGOR COMMENCES ANY ACTION IN ANOTHER JURISDICTION OR VENUE UNDER ANY TORT OR CONTRACT THEORY ARISING DIRECTLY OR INDIRECTLY FROM THE RELATIONSHIP CREATED BY THIS MORTGAGE, LENDER AT ITS OPTION SHALL BE ENTITLED TO HAVE THE CASE TRANSFERRED TO ONE OF THE JURISDICTIONS AND VENUES ABOVE-DESCRIBED, OR IF SUCH TRANSFER CANNOT BE ACCOMPLISHED UNDER APPLICABLE LAW, TO HAVE SUCH CASE DISMISSED WITHOUT PREJUDICE.

          Section 5.6     Waiver of Jury Trial. EACH OF MORTGAGOR AND LENDER IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS MORTGAGE OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

          Section 5.7     Effect. This Mortgage is in addition and not in substitution for any other guarantees, covenants, obligations or other rights now or hereafter held by Lender from any other person or entity in connection with the Obligations.

          Section 5.8     Assignability. Lender shall have the right to assign this Mortgage, in whole or in part, or sell participation interests herein, to any person obtaining an interest in the Obligations.

          Section 5.9     Headings. Headings of the Sections of this Mortgage are inserted for convenience only and shall not be deemed to constitute a part hereof.

          Section 5.10     Fixture Filing. This instrument shall be deemed to be a Fixture Filing within the meaning of the Minnesota Uniform Commercial Code, and for such purpose, the following information is given:

a.	Name and address of Debtor:	Electromed, Inc. 500 6th Avenue NW New Prague, MN 56071 Attention: Robert D. Hansen

b.	Type of Organization:	Mortgagor is a corporation.

c.	Jurisdiction of Organization:	Mortgagor is organized under the laws of Minnesota.

d.	Organizational ID No.:	Mortgagor’s organizational ID is 7O-794.

e.	Name and Address of Secured Party:	U.S. Bank National Association 800 Second Avenue South Minneapolis, MN 55402

f.	Description of the types (or items) of property covered by this Financing Statement:	See Pages 2 and 3 hereof.

g	Legal Description of Land to which the collateral is attached or upon which is or will be fixtures:	See Exhibit A hereto.

Some of the above-described collateral is or is to become fixtures upon the above-described real estate, which Mortgagor owns in fee, and this Financing Statement is to be filed in the public real estate records. The above-stated address of Secured Party is the address from which information concerning the security interest may be obtained.

          Section 5.11     Revolving Credit. The maximum principal indebtedness secured by this Mortgage is $1,520,000 (“Maximum Principal Amount”), a portion of which, for the purposes of Minnesota Statutes § 287.05, subd. 3, and Section 507.324, is and shall be a revolving line of credit under which advances, payments and readvances may be made from time to time, in accordance with the Loan Documents (subject always to the provisions of the Credit Agreement). The maximum amount of said line of credit that may be secured by this Mortgage at any one time is the Maximum Principal Amount. Mortgagor hereby agrees that, if the outstanding, unpaid balance of the revolving line of credit under the Loan Documents is ever reduced to zero, or if at any time no property is subject to the lien and/or security interest of this Mortgage, novation shall not be deemed to have occurred, and the lien and security interest hereof shall be deemed to remain in full force and effect to secure any future advances made under said revolving line of credit and against any property thereafter added to the Mortgaged Property by amendment hereof.

          Section 5.12     MRT. Mortgagor agrees to pay upon demand, or upon demand to promptly reimburse Mortgagee for the payment of, the amount of the mortgage registry tax payable with respect to and upon the recording of this Mortgage, and of any amendment or modification hereof in accordance with Minnesota Statutes, Chapter 287.

[The remainder of this page has been left blank intentionally.]

          IN WITNESS WHEREOF, Mortgagor has executed this Mortgage as of the date first written above.

ELECTROMED, INC.

By:
		Name:	Robert D. Hansen
		Title:	Chief Executive Officer

STATE OF MINNESOTA	)
) ss.
COUNTY OF HENNEPIN	)

          The foregoing instrument was acknowledged before me December 9, 2009, by Robert D. Hansen, the Chief Executive Officer of Electromed, Inc., a Minnesota corporation, on behalf of the corporation.

Notary Public

[Signature Page to Mortgage, Security Agreement, Assignment of Leases and Rents
and Fixture Financing Statement]

EXHIBIT A

Legal Description

Lot 1, Block 1, New Prague Business Park 9th Addition, Scott County, Minnesota.

Together with the benefit of the easement for utility purposes dated April 30, 2008, filed May 5, 2008, as Document No. A799662.

Together with the benefit of the easement for ingress and egress dated August 29, 2008, filed November 3, 2009 as Document No. A839579.